Exhibit 99.1

SUBSCRIPTION AGREEMENT

Gold Rock Resources Inc.
631 Thompson Ave,
Coquitlam, British Columbia
Canada V3J 3Z9

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser" ) is purchasing _______________________________________________ (__________) shares of Common Stock of Gold Rock Resources Inc. (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Shu-heng Wang and/or Ms. Jean Jin solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Wang and Ms. Jin.

MAKE CHECK PAYABLE TO: Gold Rock Resources Inc.

Executed this _____ day of ___________________, 2006.

__________________________________           _______________________________________

__________________________________           Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________       X $0.10       ___________   =       US$__________

Number of Shares Purchased                                                             Total Subscription Price

Form of Payment: Cash:_______ Check #: _________________Other: ______________________

GOLD ROCK RESOURCES INC.

By: ________________________________________

Title: ______________________________________